UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2008

HNI Corporation
(Exact name of registrant as specified in its charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices)                     (Zip Code)

Registrant�s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1           Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On June 20, 2008, HNI Corporation (the "Corporation" or "HNI"), as borrower, certain domestic subsidiaries of the Corporation, as guarantors (the "Guarantors"), certain lenders (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders ("Wachovia"), entered into a Fourth Amendment to Credit Agreement (the "Fourth Amendment").  The Fourth Amendment amends the Credit Agreement, dated as of January 28, 2005, by and among the Corporation, the Guarantors, the Lenders and Wachovia (the "Credit Agreement"), a copy of which was previously filed as Exhibit 10.1 to the Corporation�s Current Report on Form 8-K filed February 2, 2005.  The Credit Agreement was previously amended by the First Amendment to Credit Agreement, dated as of December 22, 2005, by and among the Corporation, the Guarantors, the Lenders and Wachovia, a copy of which was previously filed as Exhibit 99.1 to the Corporation's Current Report on Form 8-K filed February 17, 2006; by the Second Amendment to Credit Agreement, dated as of April 5, 2006, by and among the Corporation, the Guarantors, the Lenders and Wachovia, a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed April 10, 2006; and by the Third Amendment to Credit Agreement, dated as of November 8, 2006, by and among the Corporation, the Guarantors, the Lenders and Wachovia, a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed November 8, 2006.

The Fourth Amendment provides for certain changes to the covenants in the Credit Agreement to permit the Corporation's entry into the Term Loan Agreement (as defined below).  All other terms and conditions of the Credit Agreement remain unchanged.

Certain of the Lenders party to the Fourth Amendment, and their respective affiliates, have performed, and may in the future perform for the Corporation and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Fourth Amendment and related matters is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Term Loan Agreement

On June 30, 2008, HNI, as borrower, certain domestic subsidiaries of HNI, as guarantors, certain lenders (the "Term Loan Lenders") and Wachovia, as administrative agent for the Term Loan Lenders (in such capacity, the "Administration Agent"), entered into a Credit Agreement (the "Term Loan Agreement").

The Term Loan Agreement provides for one-time borrowing of $50,000,000 in the form of a term loan (the "Term Loan").  The Term Loan may not be repaid and reborrowed and must be fully repaid by June 30, 2011, unless extended pursuant to the terms of the Term Loan Agreement.  The outstanding principal amount of the Term Loan will amortize in quarterly installments based on the following annual percentages:  10% in the first year; 10% in the second year; and 80% in the third and final year.

The Term Loan will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the alternate base rate, described in the Term Loan Agreement as the higher of the annual rate of Wachovia's prime rate or the federal funds rate plus 0.5%, or (b) LIBOR (a publicly published rate), plus in either case a percentage spread (ranging from 0.5% to 2.0%) based on HNI's consolidated leverage ratio.  HNI has agreed to pay customary administrative agent fees.

The Term Loan Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on HNI's subsidiaries with respect to indebtedness and limitations on HNI and its subsidiaries with respect to liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates.  The covenants permit HNI to use proceeds of the Term Loan for refinancing certain other indebtedness, to pay fees and expenses in connection therewith and to provide for the working capital and general corporate requirements of HNI, including acquisitions, payment of dividends and stock repurchases to the extent permitted under the Term Loan Agreement.  The Term Loan Agreement also contains financial covenants that require HNI to maintain, on a consolidated basis, a leverage ratio of less than or equal to 3.00 to 1.00 and an interest coverage ratio of greater than or equal to 4.00 to 1.00.

The Term Loan Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any representation or warranty made by HNI proving to be incorrect, false or misleading in any material respect, defaults under other indebtedness of HNI or its subsidiaries of at least $30,000,000, a change in control of HNI (as defined in the Term Loan Agreement) and certain insolvency or receivership events affecting HNI or its significant subsidiaries.  In the event of a default by HNI, the Administrative Agent may, or at the request and direction of the requisite number of the Term Loan Lenders shall, by written notice to HNI, declare all obligations under the Term Loan Agreement immediately due and payable and enforce any and all rights of the Term Loan Lenders or the Administrative Agent under the Term Loan Agreement and related documents.  For certain events of default related to insolvency and receivership, all outstanding obligations of HNI will become immediately due and payable.

Certain of the Term Loan Lenders party to the Term Loan Agreement, and their respective affiliates, have performed, and may in the future perform for HNI and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Term Loan Agreement and related matters is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Section 2           Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Section 9           Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

The following exhibits relating to Items 1.01 and 2.03 are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1
Fourth Amendment to Credit Agreement, dated as of June 20, 2008, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent

10.2
Credit Agreement, dated as of June 30, 2008, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation from time to time party thereto, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: July 7, 2008	By	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1
Fourth Amendment to Credit Agreement, dated as of June 20, 2008, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent

10.2
Credit Agreement, dated as of June 30, 2008, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation from time to time party thereto, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent